csfb_03-ar24v1 - Price/Yield - SNR_4	CSFB 2003-AR22 CLASS IV-A-1

Balance	CONTACT DESK	Delay	24	WAC(4)	5.0973
Coupon*	4.6949	Dated	9/1/2003	NET(4)	4.7149
Settle	9/30/2003	First Payment	10/25/2003	WAM(4)	357

*PAYS GROUP NET WAC LESS [0.02%]  - APPROX. NET RESET MARGIN OF [2.25%] (CALC. AS OF CUT-OFF DATE COLL. INFO.)

RUN TO BALLOON IN MONTH 81 / 5% CALL

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	55 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-10+	4.831	4.847	4.864	4.884	4.906	4.931	4.963	4.997	5.035	5.076
99-11+	4.823	4.837	4.853	4.871	4.892	4.915	4.944	4.975	5.009	5.046
99-12+	4.815	4.828	4.843	4.859	4.878	4.898	4.924	4.953	4.983	5.017
99-13+	4.807	4.819	4.832	4.847	4.863	4.882	4.905	4.930	4.958	4.988
99-14+	4.799	4.810	4.821	4.834	4.849	4.865	4.886	4.908	4.932	4.959
99-15+	4.792	4.800	4.810	4.822	4.834	4.848	4.866	4.886	4.907	4.930
99-16+	4.784	4.791	4.800	4.809	4.820	4.832	4.847	4.863	4.881	4.901
99-17+	4.776	4.782	4.789	4.797	4.805	4.815	4.828	4.841	4.856	4.871
99-18+	4.768	4.773	4.778	4.784	4.791	4.799	4.808	4.819	4.830	4.842
99-19+	4.760	4.763	4.767	4.772	4.777	4.782	4.789	4.797	4.805	4.813
99-20+	4.752	4.754	4.757	4.759	4.762	4.766	4.770	4.774	4.779	4.784
99-21+	4.744	4.745	4.746	4.747	4.748	4.749	4.751	4.752	4.754	4.755
99-22+	4.736	4.736	4.735	4.734	4.734	4.733	4.731	4.730	4.728	4.726
99-23+	4.728	4.727	4.724	4.722	4.719	4.716	4.712	4.708	4.703	4.697
99-24+	4.720	4.717	4.714	4.710	4.705	4.700	4.693	4.685	4.677	4.668
99-25+	4.713	4.708	4.703	4.697	4.691	4.683	4.674	4.663	4.652	4.639
99-26+	4.705	4.699	4.692	4.685	4.676	4.667	4.655	4.641	4.626	4.610

Spread @ Center Price**	97.8	129.5	161.1	190.2	219.2	243.6	270.4	293.0	311.3	326.7
WAL	4.62	3.91	3.34	2.85	2.44	2.10	1.78	1.53	1.32	1.15
Mod Durn	3.95	3.38	2.91	2.51	2.17	1.89	1.62	1.40	1.22	1.08
Principal Window	Oct03 – Jun10	Oct03 – Jun10	Oct03 – Jun10	Oct03 – Jun10	Oct03 – Jun10	Oct03 – Jun10	Oct03 – Jun09	Oct03 – Aug08	Oct03 – Dec07	Oct03 – Jun07

LIBOR_6MO	1.201	1.201	1.201	1.201	1.201	1.201	1.201	1.201	1.201	1.201
LIBOR_1YR	1.448	1.448	1.448	1.448	1.448	1.448	1.448	1.448	1.448	1.448
CMT_1YR	1.350	1.350	1.350	1.350	1.350	1.350	1.350	1.350	1.350	1.350

EN

Mat	.25YR	.5YR	1.0YR	1.5YR	2YR	3YR	4YR	5YR
Yld	1.14	1.20125	1.4475	1.865	2.29	2.986	3.525	3.955

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

**SPREAD TO EN

PRELIMINARY